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                                                                EXHIBIT 4.1

                                 NON-NEGOTIABLE

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     AUTHORIZED COMMON STOCK 350,000,000 SHARES, $.0001 PAR VALUE PER SHARE

THIS CERTIFIES THAT ___________________________________________________________
is the owner of ____________ fully paid and non-assessable SHARES OF THE COMMON STOCK OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and sealed with the Seal of the Corporation this ___ day of ___________ A.D. _________ .



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         Secretary                                            Chairman

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON
BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY'S CHARTER,
(I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY'S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE);
(II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK OF THE COMPANY IN EXCESS OF 9.8 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF EQUITY STOCK OF THE COMPANY, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY STOCK THAT WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF EQUITY STOCK IF SUCH TRANSFER WOULD RESULT IN THE EQUITY STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF EQUITY STOCK OF THE COMPANY ON REQUEST AND WITHOUT CHARGE.

THE SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS.